UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2015, Nick Hulse, President of Boingo Wireless, Inc. (the “Company”), left the Company effective January 4, 2016.

The departure of Mr. Hulse is in connection with a management reorganization which included the elimination of the position of President. The Company would like to thank Mr. Hulse for his contributions and wish him well in his next endeavor. In connection with Mr. Hulse’s departure and in accordance with his employment agreement with the Company, dated April 22, 2013, Mr. Hulse is entitled to receive 12 months of base salary payable over 12 months, a pro rata payment of his annual target bonus, 12 months of continued health benefits and 12 months of vesting credit under his outstanding equity awards.

The foregoing description of Mr. Hulse’s employment agreement is qualified in its entirety to the text of the employment agreement, filed as Exhibit 10.16 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 10, 2013.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: December 28, 2015	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

3